
                                                             EXHIBIT 12.1

                      MIDAMERICAN ENERGY HOLDINGS COMPANY
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
             AND COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                   PLUS PREFERRED STOCK DIVIDEND REQUIREMENTS
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                                        TWELVE MONTHS ENDED               TWELVE MONTHS ENDED
                                                                         DECEMBER 31,1996                   DECEMBER 31,1995
                                                                 --------------------------------    -------------------------------
                                                                                Supplemental (a)                  Supplemental (a)
                                                                             --------------------              ---------------------
                                                                                            As                               As
                                                                             Adjustment  Adjusted              Adjustment Adjusted
                                                                             ----------  --------              ---------- ---------
Income from continuing operations ...........................    $143,761        --      $143,761    $119,705             $119,705
Preferred stock dividends of subsidiary .....................      10,689        --          --         8,059     --         8,059
Pre-tax (gain) loss of less than 50% owned persons ..........      10,938        --        10,938      16,482     --        16,482
                                                                 --------       -----    --------    --------    -----    --------
                                                                  165,388        --       154,699     144,246     --       144,246

Add (Deduct):
Total income taxes ..........................................      98,422        --        98,422      66,803     --        66,803
Interest on long-term debt ..................................     102,909       3,615     106,524     105,550    4,595     110,145
Other interest charges ......................................      10,941        --        10,941       9,449     --         9,449
Interest on leases ..........................................         375        --           375       1,088     --         1,088
                                                                 --------       -----    --------    --------    -----     -------
                                                                  212,647       3,615     216,262     182,890    4,595     187,485
                                                                 --------       -----    --------    -------     -----     -------
  Earnings available for fixed charges ......................     378,035       3,615     370,961     327,136    4,595     331,731
                                                                 --------       -----    --------    --------    -----    --------

Fixed Charges:
Interest on long-term debt ..................................     102,909       3,615     106,524     105,550    4,595     110,145
Other interest charges ......................................      10,941        --        10,941       9,449     --         9,449
Interest on leases ..........................................         375        --           375       1,088     --         1,088
                                                                 --------       -----    --------    --------    -----    --------
  Total fixed charges .......................................     114,225       3,615     117,840     116,087    4,595     120,682
                                                                 --------       -----    --------    --------    -----    --------
Ratio of earnings to fixed charges ..........................       3.310        --         3.148       2.818      --        2.749
                                                                 ========       =====    ========    ========    =====    ========

Preferred stock dividend requirements .......................    $ 10,689        --      $ 10,689    $  8,059      --     $  8,059
Ratio of net income before income taxes to net income .......      1.6372        --        1.6846      1.5229      --       1.5229
                                                                 --------       -----    --------    --------    -----    --------
Preferred stock dividend requirements before income tax .....      17,500        --        18,007      12,273      --       12,273
                                                                 --------       -----    --------    --------    -----    --------
Fixed charges plus preferred stock dividend requirements ....     131,725       3,615     135,847     128,360    4,595     132,955
                                                                 --------       -----    --------    --------    -----    --------

Ratio of earnings to fixed charges plus preferred stock
  dividend requirements (pre-income tax basis) ..............       2.870        --         2.731       2.549     --         2.495
                                                                 ========       =====    ========    ========    =====    ========


Note:(a) Amounts in the supplemental columns are to reflect the Company's portion of the net interest component of payments to Nebraska Public Power District under a long-term purchase agreement for one-half of the plant capacity from Cooper Nuclear Station.

                                                                                                                     EXHIBIT 12.1
                       MIDAMERICAN ENERGY HOLDINGS COMPANY
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
             AND COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                   PLUS PREFERRED STOCK DIVIDEND REQUIREMENTS
                                 (In Thousands)
                                   (Unaudited)

                                                  Twelve Months Ended          Twelve Months Ended          Twelve Months Ended
                                                   December 31, 1994            December 31, 1993            December 31, 1992
                                               ---------------------------  --------------------------   --------------------------
                                                         Supplemental (a)            Supplemental (a)             Supplemental (a)
                                                       -------------------         -------------------          -------------------
                                                                    As                           As                           As
                                                       Adjustment Adjusted         Adjustment Adjusted          Adjustment Adjusted
                                                       ---------- --------         ---------- --------          ---------- --------
Income from continuing operations ...........  $123,098    --    $123,098   $134,325    --    $134,325   $ 75,045     --   $ 75,045
Preferred stock dividends of subsidiary .....    10,551    --      10,551      8,367    --      8,367       8,735     --      8,735
Pre-tax (gain) loss of less than 50%
  owned persons .............................      (270)   --        (270)      (597)   --      (597)      (1,297)    --     (1,297)
                                               --------   -----  --------   --------   -----  --------   --------   -----  --------
                                                133,379    --     133,379    142,095    --    $142,095     82,483     --     82,483

Add (Deduct):
Total income taxes ..........................    60,457    --      60,457     67,485    --      67,485     24,566     --     24,566
Interest on long-term debt ..................   101,267   5,428   106,695    107,044   5,678   112,722    114,732   7,391   122,123
Other interest charges ......................     6,446    --       6,446      5,066    --       5,066      5,899     --      5,899
Interest on leases ..........................     1,211    --       1,211      1,876    --       1,876      2,386     --      2,386
                                              ---------   -----  --------   --------   -----  --------   --------   -----  --------
                                                169,381   5,428   174,809    181,471   5,678   187,149    147,583   7,391   154,974
                                              ---------   -----  --------   --------   -----  --------   --------   -----  --------
  Earnings available for fixed charges ......   302,760   5,428   308,188    323,566   5,678   329,244    230,066   7,391   237,457
                                              ---------   -----  --------   --------   -----  --------   --------   -----  --------


Fixed Charges:
Interest on long-term debt ..................   101,267   5,428   106,695    107,044   5,678   112,722    114,732   7,391   122,123
Other interest charges ......................     6,446    --       6,446      5,066    --       5,066      5,899    --       5,899
Interest on leases ..........................     1,211    --       1,211      1,876    --       1,876      2,386    --       2,386
                                               --------   -----  --------   --------   -----  --------   --------   -----  --------
  Total fixed charges .......................   108,924   5,428   114,352    113,986   5,678   119,664    123,017   7,391   130,408
                                               --------   -----  --------   --------   -----  --------   --------   -----  --------
Ratio of earnings to fixed charges ..........     2.780    --       2.695      2.839    --       2.751      1.870    --       1.821
                                               ========   =====  ========   ========   =====  ========   ========   =====  ========

Preferred stock dividend requirements .......  $ 10,551    --    $ 10,551   $  8,367    --    $  8,367   $  8,735    --    $  8,735
Ratio of net income before
  income taxes to net income.................    1.4524    --      1.4524     1.4729    --      1.4729     1.2932    --      1.2932
                                               --------   -----  --------   --------   -----  --------   --------   -----  --------
Preferred stock dividend requirements
  before income tax .........................    15,324    --      15,324     12,324    --      12,324     11,296    --     11,296
                                               --------   -----  --------   --------   -----  --------   --------   -----  --------
Fixed charges plus preferred stock
  dividend requirements .....................   124,248   5,428   129,676    126,310   5,678   131,988    134,313   7,391   141,704
                                               --------   -----  --------   --------   -----  --------   --------   -----  --------

Ratio of earnings to fixed charges plus
  preferred stock dividend requirements
  (pre-income tax basis) ....................     2.437    --       2.377      2.562    --       2.494      1.713    --       1.676
                                               ========   =====  ========   ========   =====  ========   ========   =====   =======


Note: (a) Amounts in the supplemental columns are to reflect the Company's portion of the net interest component of payments to Nebraska Public Power District under a long-term purchase agreement for one-half of the plant capacity from Cooper Nuclear Station

                                      -2-